Exhibit 10.2

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (“Agreement”) is made and entered into as of the 6th day of August, 2015, among Lightning Gaming, Inc. (the “Company”) and the persons listed as the holders of capital stock (“Stock”) on the signature pages hereto (collectively, the “Stock Holders” and each individually a “Stock Holder”).

WITNESSETH:

WHEREAS, the parties hereto had previously entered into that certain Voting Agreement, dated July 27, 2006 (the “Original Voting Agreement”);

WHEREAS, The Co-Investment Fund, II, L.P. (“CI-II”), the Company and Lightning Poker, Inc., entered into that certain Debt Conversion Agreement, dated August 6, 2015, pursuant to which the Loan Documents and Warrants (both as defined in the Debt Conversion Agreement) were terminated in consideration for certain shares of the Company, as more particularly described in the Debt Conversion Agreement; and

WHEREAS, the parties hereto desire to amend and restate the Original Voting Agreement to provide for, among other things, certain changes to the composition of the Board of Directors of the Company, which accurately reflect the current composition of the Board of Directors.

NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.                  Board of Directors.

(a)                The Board of Directors of the Company shall consist of no less than three (3) and no more than five (5) members. The number of directors may not be changed except by amendment of this Agreement and the Bylaws. All directors shall be elected annually. The Stock Holders hereby agree to vote all of their Stock for the election of the following candidates to the Board of Directors:

(1)               Two directors from time to time designated by CI-II, one of which shall initially be Fred Tecce and the other of which shall initially be Don Caldwell; and

(2)               One director from time to time designated by the Stock Holders, who shall initially be Brian Haveson.

(b)               If any of the directors designated pursuant to Section 1(a) hereof is removed or vacates such position for any reason whatsoever at any time, including at the request of the person or group selecting such director, such vacancy shall be filled by the person or group that selected the removed or resigned director. If the vacancy is filled by such person or group, the Stock Holders shall consent in writing, or vote or cause to be voted, all of their Stock in favor of the election of a new designee in compliance with Section 1(a), to replace such former designee as promptly as practicable after the occurrence of such removal or vacancy.

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(c)                In addition to the directors designated pursuant to Section 1(a) and Section 1(b), the Company hereby grants observer rights to one additional person designated by CI-II. As a condition to such appointment such observer shall be required to sign a confidentiality agreement in form reasonably satisfactory to the Company. Further the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets or if the observer is involved in any matter with a competitor of the Company.

(d)               The Company shall reimburse each of the directors for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors, meetings of committees of the Board of Directors and on Company-approved business.

(e)                The Board of Directors may create such committees as it deems necessary or desirable to conduct such business as may properly come before the Board of Directors. At least one director designated by CI-II shall have the right to be appointed to each and every committee constituted by the Board of Directors; provided, however, that any director so appointed in accordance with this Section 1(e) shall not be obligated to serve on any such committee on which the director does not agree to serve.

(f)                The parties agree that this Section 1 shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of them. To the extent possible under applicable law, the Company shall attempt to enforce compliance with the provisions of this Section 1.

2.                  Term. The provisions of this Agreement shall terminate upon the written consent of CI-II.

3.                  Specific Enforcement. The parties expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any party, the Stock Holders, and the Company shall, to the extent not prohibited by law, in addition to all other remedies, each be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

4.                  Directors and Officers Indemnitv Insurance. The Company shall obtain and maintain directors and officers indemnity insurance to provide coverage with a face value of $2,000,000. So long as the Company is privately held, the Company shall use its reasonable best efforts to maintain such insurance in at least the aforestated coverage amounts. The Company shall use its best efforts to increase the coverage to a face value of $10,000,000 prior to the Company’s initial public offering.

5.                  Legend. Each new certificate evidencing any of the Stock shall bear a legend substantially as follows:

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“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to the terms and conditions of a certain Voting Agreement. Copies of such agreement may be obtained upon written request to the Secretary of the Company.”

6.                  Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or sent by fax machine, or sent by electronic mail, return receipt requested, addressed as follows:

(a)                If to CI-II:

The Co-Investment Fund, II, L.P.

150 North Radnor-Chester Road, Suite B101

Radnor, Pennsylvania 19087

Attention: Brian K. Adamsky

Facsimile: (610) 971-2062

(b)               If to the Company at:

Lightning Gaming Inc.

23 Creek Circle, Suite 400

Boothwyn, Pennsylvania 19061

Attention: Chief Executive Officer

Facsimile: (610) 494-6654

(c)               If to a Stock Holder, to his or its address on the books of the Company.

7.                  Integration: Amendments. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Unless otherwise specifically stated herein, neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except as approved in writing by (i) the Company, (ii) CI-II, and (iii) the Stock Holders holding more than 50% of the Stock; provided, further, that any provision herein waived, modified, amended or terminated with the aforestated approval shall bind all other parties who do not consent or otherwise expressly approve such waiver, modification, amendment or termination.

8.            Governing Law: Successors and Assigns. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania regardless of laws that might otherwise govern under applicable principles of conflicts of laws and choice of laws thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

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9.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.         Additional Stockholders. As a condition to the issuance of any shares of capital stock to any person(s) after the date hereof (including any optionee) who is an executive officer of the Company or who would thereafter own 5% of the capital stock of the Company shall require that such person(s) execute and deliver a counterpart of this Agreement, agreeing to be bound by this Agreement.

11.         Severability. The illegality, invalidity or unenforceability of any provisions of this Agreement shall not affect the legality, validity or enforceability of any other provisions of this Agreement.

12.         Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

13.         Conflict with Bylaws. In the event of any conflict or inconsistencies between this Agreement and the Bylaws of the Company, this Agreement shall control.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

LIGHTNING GAMING, INC.

By: ______________________________

Title: ____________________________

STOCKHOLDERS:

THE CO-INVESTMENT FUND, II, L.P.

By: Co-Investment Management II, L.P.

Title: General Partner

By: Co-Invest II Capital Partners, Inc.

Title: General Partner

By: ______________________________

Title: ____________________________

__________________________________

C. Fred Tecce

__________________________________

Don Caldwell

__________________________________

Brian Haveson

__________________________________

Richard Hansen

__________________________________

Seth Berger

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